Exhibit 10.1

EXECUTION VERSION

CONTRATO DE EXPLORACIÓN Y DE EXPLOTACIÓN MINERA QUE CELEBRAN, POR UNA PRIMERA PARTE MINERA FUMAROLA, S.A. DE C.V. (EN ESTE CONTRATO  “FUMAROLA”), REPRESENTADA EN ESTE ACTO POR EL INGENIERO TAWN DEWEY ALBINSON; Y, POR OTRA PARTE, MINERA WILLIAM, S.A. DE C.V., (EN ESTE CONTRATO LA “WILLIAM”), REPRESENTADA EN ESTE ACTO POR EL SEÑOR WARREN MICHAEL REHN, CON LA COMPARECENCIA DE EXPLORACIONES DEL ALTIPLANO, S.A. DE C.V. (EN ESTE DOCUMENTO IDENTIFICADA COMO “ALTIPLANO”) TAMBIÉN REPRESENTADA EN ESTE ACTO POR EL INGENIERO TAWN DEWEY ALBINSON A FIN DE OTORGAR SU CONSENTIMIENTO PARA LA CELEBRACIÓN DE ESTE CONTRATO, AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLAUSULAS:

D E C L A R A C I O N E S

I.                                        Declara FUMAROLA, por conducto de su representante y ALTIPLANO igualmente por conducto de su representante por lo que hace sus propias declaraciones:

I.1.                              Que FUMAROLA es una sociedad minera mexicana, constituida conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública  No. 15,302 del 9 de octubre  de 2007, otorgada ante el licenciado Jesús Rodriguez Espinosa, FUMAROLA de la Notaría 220 del Distrito Federal, inscrita en el Registro Público de Comercio bajo el Folio Mercantil 372104; y que de acuerdo con su objeto social, está capacitada para ser FUMAROLA de concesiones mineras, así como para celebrar contratos que tengan por objeto derechos privados derivados de dichas concesiones.

I.2.                              Que el representante de FUMAROLA, tiene facultades suficientes para actuar en nombre y representación de ésta, obligándola en los términos de este Contrato, como consta

CONTRACT OF MINING EXPLORATION AND EXPLOITATION ENTERED INTO BY AND BETWEEN, AS A FIRST PARTY, MINERA FUMAROLA, S.A. DE C.V., (HEREINAFTER “FUMAROLA”), REPRESENTED HEREIN BY MR. TAWN DEWEY ALBINSON; AND, AS A SECOND PARTY, MINERA WILLIAM, S.A. DE C.V., (HEREINAFTER “WILLIAM”), REPRESENTED HEREIN BY MR. WARREN MICHAEL REHN, WITH THE PRESENCE OF EXPLORACIONES DEL ALTIPLANO, S.A. DE C.V. (IN THIS DOCUMENT IDENTIFIED AS “ALTIPLANO), ALSO REPRESENTED HEREIN BY MR. TAWN DEWEY ALBINSON IN ORDER TO GRANT ITS CONSENT FOR THE EXECUTION OF THIS CONTRACT, IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND CLAUSES:

D E C L A R A T I O N S

I.                                        FUMAROLA declares through its representative and ALTIPLANO also declares through its representative as concerns its own declarations:

I.1.                              That FUMAROLA is a Mexican mining company, incorporated in accordance with the Laws of the United Mexican States, as evidenced in public instrument number 15,302, dated October 9, 2007, granted before Jesús Rodriguez Espinosa, Notary 220 for Mexico City, Federal District, recorded before the public registry of commerce under number 372104, and that according to its corporate purpose, same may be holder of mining concessions and may enter into any contracts whose object involves private rights over such concessions.

I.2.                              That FUMAROLA’s legal representative has enough authority to act in its name and on its behalf, obligating the latter under the terms and conditions of this en la escritura pública 52959 de fecha 12 de octubre de 2011, otorgada ante el licenciado Erick Namur Campesino, titular de la Notaría 9 del Distrito Federal. Facultades que, a la fecha de firma de este documento, no le han sido revocadas, limitadas  o modificadas en forma alguna.

I.3.                              Que con fecha 11 de noviembre de 2015, FUMAROLA celebró con ALTIPLANO, Contrato de Exploración y de Explotación (en adelante identificado como el “CONTRATO ORIGINAL”) respecto de los derechos derivados de las concesiones mineras que amparan a los lotes mineros denominados “CORDERO” título 222485; “CORDERO III”, título 221970; “CORDERO III”, título 223678; y, “TECOLOTES”, título 194984 (en lo sucesivo conjuntamente identificados como los “LOTES”), cuyos datos de identificación son los siguientes:

a)                                     “CORDERO”, concesión minera, título 222485, expedido el 16 de julio del 2004, ubicado en el Municipio de San Luis del Cordero, Durango, con una superficie de 320.0000 hectáreas, inscrito bajo el número 65, a fojas 33 del volumen 344 del Libro de Concesiones del Registro Público de Minería;

b)                                     “CORDERO III”, concesión minera, título 221970, expedido el 22 de abril del 2004, ubicado en el Municipio de San Luis del Cordero, Durango, con una superficie de 129.0000 hectáreas, inscrito bajo el número 270, a fojas 135 del volumen 342 del Libro de Concesiones del Registro Público de Minería;

c)                                      “CORDERO III”, concesión minera, título 223678, expedido el 2 de febrero del 2005, ubicado en el Municipio de San Luis del Cordero, Durango, con una superficie de 129.0000 hectáreas, inscrito bajo el número 178, a fojas 89 del volumen 347 del Libro de Concesiones del Registro Público de

Agreement, as it is evidenced in public instrument number 52,959, dated October 12, 2011, granted before Erick Namur Campesino, Notary 9 for the Federal District; which authority, as of the date of execution of this document, has not been revoked, restricted nor modified in any manner whatsoever.

I.3.                              That on November 11, 2015, FUMAROLA entered into with ALTIPLANO a Contract of Exploration and Exploitation (hereinafter identified as the “ORIGINAL CONTRACT”) with respect to the rights derived from the mining concessions covering the lots:  “CORDERO” title 222485; “CORDERO III”, title 221970; “CORDERO III”, title 223678; and, “TECOLOTES”, title 194984 (hereinafter jointly identified as the “LOTS”), which identification data are the following:

a)                                     “CORDERO”, mining concession, title 222485, issued on July 16, 2004, located in the Municipality of San Luis del Cordero, Durango, with a surface of 320.0000 hectares, recorded under number 65, page 33 of volume 344 of the Book of Mining Concessions of the Public Registry of Mining;

b)                                     “CORDERO III”, mining concession, title 221970, issued on April 22, 2004, located in the Municipality of San Luis del Cordero, Durango, with a surface of 129.0000 hectares, recorded under number 270, page 135 of volume 342 of the Book of Mining Concessions of the Public Registry of Mining;

c)                                      “CORDERO III”, mining concession, title 223678, issued on February 2, 2005, located in the Municipality of San Luis del Cordero, Durango, with a surface of 129.0000 hectares, recorded under number 178, page 89 of volume 347 of the Book of Mining Concessions of the Public Registry of

Minería; y,

d)                                     “TECOLOTES”, concesión minera, título 194984, expedido el 30 de julio de 1992, ubicado en el Municipio de San Luis del Cordero, Durango, con una superficie de 25.0000 hectáreas, inscrito bajo el número 764, a fojas 192 del volumen 268 del Libro de Concesiones del Registro Público de Minería; y,

Como Anexo 1, se agregan copias simples de los títulos de concesión minera que amparan a los LOTES.

Como Anexo 2, se agrega copia simple del CONTRATO ORIGINAL, mismo que, por lo reciente de su celebración se encuentra en trámite de inscripción en el Registro Público de Minería.

I.4.                              Que en términos de lo establecido en la Cláusula Décima Quinta del CONTRATO ORIGINAL, FUMAROLA cuenta con el derecho exclusivo para evaluar, explorar y explotar los LOTES de acuerdo en lo establecido en el mismo, y se encuentra facultada para celebrar este Contrato con  WILLIAM.

I.5.                              Que los derechos derivados de las concesiones mineras que amparan a los LOTES se encuentran y encontrarán libres de toda carga, gravamen, afectación o limitación de dominio de cualquier naturaleza y que salvo el CONTRATO ORIGINAL, a la fecha de firma de este documento FUMAROLA no tiene celebrado ni celebrará en el futuro, contrato alguno distinto al Contrato contenido en este documento, ni ha ejecutado o ejecutará acto alguno respecto a los LOTES, que grave, afecte o limite, en cualquier forma, los derechos que tiene sobre las concesiones mineras citadas.

I.6.                              Que al leal saber y entender de FUMAROLA, y de ALTIPLANO ellas se encuentran al corriente en cuanto a la obligación de presentar los informes de

Mining; and,

b)                                     “TECOLOTES”, mining concession, title 194984, issued on JULY 30, 1992, located in the Municipality of San Luis del Cordero, Durango, with a surface of 25.0000 hectares, recorded under number 764, page 192 of volume 268 of the Book of Mining Concessions of the Public Registry of Mining;

Attached as Schedule 1 are copies of the titles of the mining concession covering the LOTS.

A copy of the ORIGINAL CONTRACT is attached to this Contract as Schedule 2, which Contract, due its recent execution is in process of being recorded with the Public Registry of Mining.

I.4.                              That in terms of that set forth in Clause Fifteenth of the ORIGINAL CONTRACT, FUMAROLA has the exclusive right to evaluate, explore and exploit the LOTS as provided therein, and is authorized to enter into this Contract with WILLIAM.

I.5.                              That the rights deriving from the LOTS are and will be free of any liens, encumbrances, burdens or limitations of domain of any nature, and that excepting the ORIGINAL CONTRACT, to the date of execution of this document FUMAROLA has not entered nor will in the future enter into any contract other than the Contract contained in this document, nor has performed nor will perform any act with respect to the LOTS, which could encumber, burden or limit, in any manner whatsoever, the rights that it has over the abovementioned mining concessions.

I.6.                              That to the best of the knowledge of FUMAROLA and ALTIPLANO they are current in the obligation consisting of the filing of the proof of assessment work reports carried out within the LOTS.

comprobaciones de obras y trabajos mineros en los LOTES.

I.7.                              Que igualmente, al leal saber y entender de FUMAROLA, la misma y ALTIPLANO se encuentran al corriente en el cumplimiento de pago de derechos sobre minería que establece la Ley Federal de Derechos y que corresponden a los LOTES hasta el segundo semestre del 2015.

I.8.                              Que las mojoneras que precisan la ubicación del punto de partida de los LOTES se encuentran en buen estado de conservación, fueron construidas en los términos de ley y conservadas en el mismo lugar previamente aprobado por las autoridades mineras.

I.9.                              Que con relación a las actividades mineras desarrolladas en los LOTES por parte de FUMAROLA y/o ALTIPLANO, la misma FUMAROLA y ALTIPLANO manifiestan que a su leal saber y entender, ambas se encuentran en cumplimiento en todos sus aspectos sustanciales con las leyes y reglamentos aplicables, incluyendo los relativos a asuntos de índole laboral, fiscal y ambiental; asimismo que, hasta donde es del conocimiento de la propia FUMAROLA:

I.9.a.                   Las condiciones en las que se encuentran los LOTES y las operaciones llevadas a cabo en los mismos por parte de FUMAROLA y/o ALTIPLANO, están en total apego en todos sus aspectos sustanciales a las leyes aplicables en materia ambiental, incluyendo pero no limitándose a asuntos relacionados con el almacenamiento y eliminación de desechos.

I.9.b.                   No existen órdenes o requerimientos vigentes relacionados con asuntos ambientales, por los que se solicite cualquier reparación, trabajo, construcción o gasto con respecto a los LOTES o a las operaciones relacionadas con los mismos, ni  FUMAROLA ni ALTIPLANO han

I.7.                              That likewise, to the best of the knowledge of FUMAROLA, it and ALTIPLANO are current in the compliance of the obligation to pay the mining duties pursuant to the Federal Law of Duties, deriving from the LOTS up to the second semester of 2015.

I.8.                              That the monuments indicating the starting point of the LOTS are well preserved, built in the terms of law and maintained in the same place previously approved by the mining authorities.

I.9.                              That with regard to the mining activities carried out within the LOTS as of today by FUMAROLA and/or ALTIPLANO,  FUMAROLA and ALTIPLANO declare that, to the best of their knowledge, both of them are in compliance in all material respects with the laws and regulations related to labor, tax and environmental matters; likewise, to the best of the knowledge of FUMAROLA:

I.9.a.                   The conditions regarding and related to the LOTS and the activities related to same by FUMAROLA and/or ALTIPLANO are in compliance in all material respects with governing laws in environmental matters, including but not limited to the storage and disposal of wastes.

I.9.b.                   There are no current orders or requirements related to environmental matters whereby any restoration, work, construction, expenses with respect to the LOTS and the operations related thereto has been requested, nor have FUMAROLA or ALTIPLANO, received any notice related to the foregoing, nor is it aware of the existence of any basis recibido comunicado alguno relacionado con lo anterior, ni se encuentra al tanto de que exista base alguna para suponer que dichas órdenes o requerimientos pudieran ser emitidos.

I.9.c.                     Los LOTES no se encuentran ubicados dentro de Áreas Naturales Protegidas ni Reserva Ambiental alguna, sea de carácter federal o estatal, ni FUMAROLA ni ALTIPLANO han recibido comunicación alguna sobre la posible creación de una reserva de ese tipo sobre el área en donde se localizan los LOTES.

Manifiesta además FUMAROLA que a su leal saber y entender, en su momento, se obtuvieron todas las autorizaciones que se requerían para efectuar trabajos en los LOTES, incluyendo la anuencia de los propietarios o poseedores del terreno superficial en donde se ubican los LOTES, por lo que, a la fecha de firma de este documento, no existe contingencia ambiental alguna, ni de otra naturaleza, que pueda afectar la validez de las concesiones mineras que amparan a los LOTES o pueda involucrar o afectar en forma alguna a WILLIAM por actos atribuibles a FUMAROLA o a la propia ALTIPLANO.

I.10.                       Que en este acto, FUMAROLA desea otorgar a WILLIAM el derecho exclusivo a evaluar, explorar y explotar los LOTES por un plazo de 8 (ocho) años prorrogables de acuerdo a lo establecido en este Contrato, a partir de la fecha de ratificación de este Contrato ante Notario Público por ambas partes; misma exploración y explotación que se llevará a cabo en los términos y condiciones establecidos en este documento, considerando que WILLIAM está capacitada para ser titular  de concesiones mineras conforme a la Ley Minera y su Reglamento y que este Contrato está permitido en términos de las disposiciones legales aplicables.

under which such orders or requirements could be issued.

I.9.c.                    The LOTS are not located within Natural Protected Areas nor Environmental Reserve whatsoever, either federal or local, nor has FUMAROLA or ALTIPLANO, received any communication informing on the possibility of the creation of a reserve of said nature over the area where the LOTS are located.

FUMAROLA also declares that to its knowledge, when so required, all of the authorizations needed to carry out works within the LOTS were obtained, including the authorization of the owners or holders of the surface land where the LOTS are located. Therefore, as to the date of execution of this document, no environmental contingency, nor of any other nature exists, which may hinder the validity of said mining concessions covering the LOTS or that may involve or affect WILLIAM in any manner, from acts attributable to FUMAROLA or to ALTIPLANO itself.

I.10.                       That FUMAROLA hereby wishes to grant to WILLIAM the exclusive right to evaluate, explore and exploit the LOTS, for a term of 8 (eight) years extendable in terms of that agreed in this Contract counted from the date of ratification of this Contract before a Notary Public by both parties; which exploration and exploitation shall be carried out under the terms and conditions established in this document, considering that WILLIAM has the capacity to be holder of mining concessions in accordance with the Mining Law and its Regulations and that this Contract is allowed in terms of the applicable legal provisions.

II.                                   WILLIAM declares through its

II. Declara WILLIAM por conducto de su representante:

II.1.                         Que es una sociedad minera, constituida conforme a las leyes de los Estados Unidos Mexicanos, según consta en escritura pública número 36,539 de fecha 14 de marzo de 1996, otorgada ante el licenciado Adrián R. Iturbide Galindo, titular de la Notaria Pública 139 del Distrito Federal, inscrita en el Registro Público de Comercio del Distrito Federal, en el folio mercantil número 209986, inscrita en el Registro Federal de Contribuyentes bajo la clave MWI-110401-EF3; y que, de acuerdo con su objeto social, está capacitada para celebrar este Convenio.

II.2.                         Que el representante legal de WILLIAM  tiene facultades suficientes para actuar en nombre y representación de éste, obligándolo en los términos de este Convenio, según consta en la escritura pública número 10,054 de fecha 4 de julio de 2013, otorgada ante el licenciado Guillermo Aarón Vigil Chapa, titular de la Notaria Pública 247 del Distrito Federal, facultades que a la fecha de firma de este documento no le han sido revocadas o limitadas en forma alguna.

II.3.                         Que conforme a las declaraciones de FUMAROLA, WILLIAM desea celebrar con ésta, en este acto, el presente Contrato respecto de los derechos derivados de las concesiones mineras que amparan a los LOTES para permitir su exploración y explotación; todo lo cual debe llevarse a cabo en los términos y condiciones de este documento.

III.                              Declara Exploraciones del Altiplano, S.A. de C.V., por conducto de su representante:

III.1.                    Que es una sociedad minera mexicana, constituida conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública  No. 54894 del 30 de septiembre de 1991, otorgada ante el licenciado Carlos Hermosillo Pérez, titular de la Notaría 44 del representative:

II.1. That it is a mining company, incorporated under the laws of the United Mexican States, as evidenced by public deed number 36,539, dated March 14, 1996 granted by Mr. Adrián R. Iturbide Galindo, notary public number 139 in Mexico Federal District, registered before the Public Registry of Commerce of the Federal District under mercantile number 209986, registered before the Federal Taxpayers Registry under code MWI-110401-EF3; and that according to its corporate purposes, it has the capacity to enter under this agreement.

II.2 That WILLIAM’S  legal representative has enough authority to act on its behalf and representation, binding it under the terms of this Agreement, as evidenced by public deed number 10,054, dated July 4, 2013 granted by Mr. Guillermo Aarón Vigil Chapa, notary public number 247 in Mexico Federal District, authority that to this date has not been revoked or limited in any manner whatsoever.

II.3.                         That given the statements of FUMAROLA, WILLIAM hereto wishes to enter into this Contract with FUMAROLA regarding the rights deriving from the mining concessions covering the LOTS to allow their exploration and exploitation; all of which shall take place in those terms and conditions set forth in this document.

III.                              Exploraciones del Altiplano, S.A. de C.V.  declares through its representative:

III.1.                    That it is a Mexican mining company, incorporated in accordance with the Laws of the United Mexican States, as evidenced in public instrument number 548994, dated September 30, 1991, granted before Carlos Hermosillo Pérez, Notary 44 for Mexico City, Federal District, recorded before the public

Distrito Federal, inscrita en el Registro Público de Comercio bajo el Folio Mercantil 157262; inscrita en el  Registro Federal de Contribuyentes bajo la clave EAL 910930 DA2; y que de acuerdo con su objeto social, está capacitada para ser titular de concesiones mineras, así como para celebrar contratos que tengan por objeto derechos  derivados de dichas concesiones.

III.2.                    Que el representante de ALTIPLANO tiene facultades suficientes para actuar en nombre y representación de ésta, obligándola en los términos de este Contrato, como consta en la escritura pública 158,513 de fecha 22 de diciembre de 2011, otorgada ante el licenciado Ignacio R. Morales Lechuga, titular de la Notaría 116 del Distrito Federal. Facultades que, a la fecha de firma de este documento, no le han sido revocadas, limitadas  o modificadas en forma alguna.

III.3.                    Que como titular de los derechos derivados de las concesiones mineras que amparan a los LOTES y en términos de lo declarado por FUMAROLA en la declaración I.4 que antecede, ALTIPLANO comparece a este acto con el único fin de otorgar su más amplio consentimiento para la celebración de este Contrato.

Dadas las declaraciones anteriores, las partes convienen en las siguientes:

C L A U S U L A S

PRIMERA.                                FUMAROLA en este acto otorga a WILLIAM el derecho exclusivo a evaluar, explorar y explotar los LOTES, cuyos datos de identificación se detallan en la declaración I.3  de este documento, conforme a las siguientes estipulaciones:

1.                                      Acceso.      En virtud del derecho exclusivo a explorar y explotar aquí concedido a WILLIAM, FUMAROLA cooperará con WILLIAM, a fin de que  WILLIAM tenga libre y registry of commerce under number 157262; recorded in the Federal Taxpayers’ Registry under code EAL 910930 DA2; and that according to its corporate purpose, same may be holder of mining concessions and may enter into any contracts whose object involves  rights over such concessions.

III.2.                    That ALTIPLANO’s legal representative has enough authority to act in its name and on its behalf, obligating the latter under the terms and conditions of this Agreement, as it is evidenced in public instrument number 158,513, dated December 22 2011, granted before Ignacio R. Morales Lechuga, Notary 116 for the Federal District; which authority, as of the date of execution of this document, has not been revoked, restricted nor modified in any manner whatsoever.

III.3.                    That as holder of the mining concessions covering the LOTS and in terms of that declared by FUMAROLA in declaration I.4 before, ALTIPLANO appears in this act with the only purpose of granting its widest consent for the execution of this Contract.

Given the foregoing declarations, the parties agree as follows:

C L A U S E S

FIRST.                                                       FUMAROLA hereby grants WILLIAM the exclusive right to evaluate, explore and exploit the LOTS which identification data are described in declaration I.3 of this document, in accordance with the following provisions:

1.                                      Access.        In view of the exclusive right to explore and exploit herein granted to WILLIAM, FUMAROLA shall cooperate with WILLIAM to provide WILLIAM with free and full access to the LOTS, FUMAROLA having pleno acceso a la superficie que abarcan los LOTES, manifestando FUMAROLA que se han obtenido autorizaciones de los propietarios o poseedores de la superficie donde se ubican los LOTES y cooperará con WILLIAM, a fin de que dichas autorizaciones puedan seguirse utilizando para permitir a WILLIAM el libre acceso a éstos para la ejecución de los trabajos de exploración, explotación y beneficio de mineral a que se refiere este documento.

1.1                               Asimismo FUMAROLA colaborará con WILLIAM a fin de obtener nuevas autorizaciones como se requiera, a fin de que WILLIAM esté en posibilidad de llevar a cabo los trabajos de exploración, explotación y beneficio de mineral señalados en este documento, conforme a su programa de trabajo.

2.                                      Trabajos.  La exploración, explotación y beneficio de mineral que realice WILLIAM, ya sea directamente o por conducto de contratistas que presten servicios a WILLIAM comprende, entre otros, los trabajos que permitan localizar, identificar y cuantificar las sustancias minerales existentes en los LOTES, consistentes en preparación de sitios de trabajo, investigaciones y reconocimientos geológicos, incluyendo exploraciones geológicas, trabajos topográficos, muestreos, muestreos a granel, estudios geofísicos y geoquímicos, perforaciones de cualquier clase y obras mineras tales como tajos, socavones, frentes, cruceros, tiros y demás que se consideren convenientes, además de uno o más estudios de factibilidad para que se valore la viabilidad de este proyecto con miras a establecer una nueva unidad minera, así como la extracción, beneficio y venta de minerales obtenidos de los LOTES por cuenta exclusiva de WILLIAM según lo permita este Contrato.

Asimismo, la exploración y explotación que realice WILLIAM comprende aquellas actividades relacionadas y permitidas por las disposiciones legales aplicables en materia minera, en particular las señaladas en los stated that authorizations from the owners or possessors of the surface where the LOTS are located have been obtained and that it will cooperate with WILLIAM in order for said authorizations to continue to be used, in order to allow WILLIAM the free access to same for the execution of the exploration, exploitation and processing of minerals referred to in this document.

1.1                               Likewise, FUMAROLA obligates itself, during the life of this Contract, to assist WILLIAM in the obtainment of new authorizations as required for WILLIAM to carry out work of exploration, exploitation and processing of minerals indicated in this document, in accordance with its work program.

2.                                      Works.  The exploration, exploitation and processing of minerals to be carried out by WILLIAM, be it directly or through contractors who render their services to WILLIAM, comprise, among others, the works that allow the location, identification and determination of mineral substances existing in the LOTS, consisting of site preparation, geological investigations and examinations, including geological explorations, topographical works, sampling, bulk sampling, geophysics and geo-chemical studies, drilling of any kind and mining works such as drifts, trenches, fronts, crosscuts, shafts and the like considered convenient, additionally to one or more feasibility studies for the evaluation of this project aimed at establishing a new mining unit, as well as extracting, processing and selling minerals from the LOTS for the sole account of WILLIAM as permitted by this Contract.

Likewise the exploration and exploitation to be carried out by WILLIAM includes such activities related thereto and permitted by the applicable legal provisions in the area of mining, particularly those indicated in articles 28 and 29 of the Mining Law, and which may artículos 28 y 29 de la Ley Minera que, en su momento, sirvan para comprobar las obras y trabajos mineros a que está obligada FUMAROLA como concesionaria de los LOTES.

3.                                      Obras y construcciones.  WILLIAM queda facultada para ejecutar a su costa y riesgo, por sí o por medio de terceros, todas las obras y construir las estructuras, edificios, mejoras, vías de acceso y demás, así como para instalar y emplear toda la maquinaria, plantas de beneficio, equipo, terreros y otras instalaciones que se requieran para explorar, explotar, procesar y vender mineral y productos de los LOTES, mismas estructuras, construcciones, edificios, maquinaria y equipo que podrán ser retirados por WILLIAM en cualquier momento durante la vigencia de este Contrato (considerando su o sus prórrogas, si las hubiere), y durante un plazo adicional de 6 (seis) meses después de la terminación de este Contrato, sean propiedad de WILLIAM, de sus contratistas o de terceros.

3.1                               Queda entendido que las obras permanentes de fortificación, los ademes y, en general, las obras necesarias para la seguridad y estabilidad de las minas, no podrán ser retiradas de acuerdo con lo previsto por la Ley Minera.

3.2                               WILLIAM podrá requerir el apoyo y colaboración de FUMAROLA en caso de que WILLIAM considere que dicho apoyo sea necesario o conveniente para negociar con los propietarios o poseedores de la superficie que abarcan los LOTES, para que se autorice la realización de las obras y construcciones a que se refiere este apartado 3, sean temporales o permanentes, y FUMAROLA proporcionará el apoyo razonable requerido.

4.                                      Compromisos de Inversión.  Por el derecho exclusivo a explorar y explotar que confiere FUMAROLA conforme a este Contrato, WILLIAM se obliga, durante la vigencia del mismo, a incurrir en gastos y be used by FUMAROLA to prove the assessment works carried out within the LOTS as holder of same.

3.                                      Works and Constructions.  WILLIAM herein is empowered to execute under its own risk and cost, either directly or through third parties, any and all works and constructions of structures, buildings, improvements, access roads as well as being empowered to install and use any and all machinery, process plants, equipment and tailings and other facilities needed to explore, exploit, process and sell material and products from the LOTS, which structures, constructions, buildings, machinery and equipment WILLIAM will have the right to remove at any time during the term of existence of this Contract (considering its extension or extensions , if any), and during an additional term of 6 (six) months after the termination of this Contract, whether it belongs to WILLIAM, to its contractors or to third parties.

3.1                               It is understood that the permanent works of support, struts and in general the works necessary for the stability and security of the mines may not be removed in accordance with that provided by the Mining Law.

3.2                               WILLIAM may request the support and assistance of FUMAROLA, should WILLIAM believe that such assistance would be necessary or desirable, to negotiate with the owners or possessors of the surface comprising the LOTS, for the performance of the works and constructions referred to in this section 3, whether temporary or permanent, and FUMAROLA shall provide such reasonably requested assistance.

4.                                      Investment commitments.  For the exclusive right to explore and exploit granted by FUMAROLA pursuant to this Contract, WILLIAM obligates itself, during the life thereof, to carry out investments in exploration, exploitation, commercialization of realizar inversiones en exploración, explotación, comercialización de mineral y conceptos relacionados en las cantidades que se establecen en las disposiciones legales aplicables, tomando en cuenta los montos mínimos de inversión requeridos por las disposiciones legales aplicables (Reglamento de la Ley Minera) en función de la superficie y vigencia de las concesiones.

WILLIAM se compromete a completar 2,000 (dos mil) metros de barrenación en los LOTES durante los primeros 18 (dieciocho) meses contados a partir de la primera fecha de ratificación ante Notario de este Contrato; en el entendido de que en caso de que los permisos para dicha barrenación no sean recibidos por WILLIAM con tiempo suficiente para completar tales 2,000 (dos mil) metros de barrenación dentro de los 18 (dieciocho) meses citados, entonces dicho plazo de 18 (dieciocho) meses se extenderá durante un plazo suficiente para que WILLIAM complete dicha barrenación.

4.1                               Queda expresamente entendido que, si dentro de cualquier plazo de un año de exploración, WILLIAM incurriese en gastos o efectuase inversiones en exploración y conceptos relacionados, en cantidades superiores a aquellas establecidas en la ley, el excedente se aplicará y considerará como inversión realizada en el período o períodos subsecuentes de un año; y, por tanto, la obligación establecida en la ley de invertir la cantidad correspondiente en el período o períodos siguientes disminuirá en la misma cantidad que el excedente invertido.

4.2                               Comprobación de Obras.  A partir del mes de mayo del 2016 y mientras este Contrato se encuentre en pleno vigor y efectos, será obligación de WILLIAM preparar y presentar ante las autoridades mineras competentes los informes para comprobar las obras y trabajos mineros que se efectúen en los LOTES en términos de lo dispuesto por la Ley Minera y su Reglamento.

minerals and related concepts in the amounts set forth in the applicable legal provisions, taking into consideration the minimum investment amounts required by the applicable legal provisions (Regulations to the Mining Law), based on the surface and life of the concessions.

WILLIAM agrees to complete 2,000 (two thousand) meters of drilling on the LOTS within 18 (eighteen) months following the first date on which this Contract has been ratified before a Notary; provided that if the permits required for such drilling are not received by WILLIAM in sufficient time to complete 2,000 (two thousand) meters of drilling within referred 18 (eighteen) months, then such 18 (eighteen) month period shall be extended for a sufficient time for WILLIAM  to complete such drilling.

4.1                               It is expressly understood that, if within any term of one year of exploration, WILLIAM incurs expenses or carries out investments in exploration and related concepts, in amounts greater than those mentioned in the Mining Law, the amount in excess will be applicable and shall be considered as an investment carried out in the following period or periods of one year; and, therefore, the obligation established by law to invest the corresponding amount in the subsequent period or periods, will diminish in the same amount invested in excess.

4.2                               Proof of works.  As from the month of May of 2016, if and when this Contract remains in full force and effect, WILLIAM shall have the obligation to prepare and file with the corresponding mining authorities the proof of assessment works to be carried out within the LOT under the terms of that provided by the Mining Law and its Regulations.

As concerns the works carried out within the

Por lo que respecta a los trabajos llevados a cabo en los LOTES durante el 2015, FUMAROLA se compromete a proporcionar a WILLIAM la información necesaria para que esta última esté en posibilidades de presentar ante la Dirección General de Regulación Minera el informe de Comprobación de Obras, dentro del mes de mayo del 2016.

4.3                               Suspensión definitiva de los Compromisos de Inversión.  Si en cualquier momento WILLIAM  decidiese no seguir adelante y, por tanto, dar por terminado este Contrato anticipadamente, a menos de que otra cosa esté prevista en este Contrato, WILLIAM no estará obligada a realizar más inversiones ni gastos que los que hubiese efectuado hasta la fecha en que surta efectos el aviso de terminación que se entregue a FUMAROLA de acuerdo a lo establecido en la Cláusula Cuarta de este Contrato, salvo la obligación de completar 2000 (dos mil) metros de barrenación en los LOTES  y aquellos trabajos  requeridos, en su caso, para completar la restauración ambiental o remediación de sus trabajos en los LOTES de acuerdo a las leyes aplicables.

En el supuesto de terminación anticipada de este Contrato, WILLIAM deberá informar a FUMAROLA de los trabajos realizados hasta la fecha del aviso de terminación, y entregarle copias de las facturas que amparen los gastos e inversiones realizados, para que ésta se encargue de la siguiente comprobación de obras y trabajos; entregado lo cual, WILLIAM se retirará sin conservar interés alguno en los LOTES.

5.                                      Obligaciones de WILLIAM.  En la ejecución de los trabajos de exploración, explotación y beneficio de mineral, WILLIAM se obliga además a lo siguiente:

5.a.                            Ejecutar los trabajos de exploración, explotación y beneficio de mineral conforme a los usos y costumbres del buen minero y de acuerdo con la Ley Minera, su Reglamento y todas las leyes de seguridad, ambientales, y

LOTS during 2015, FUMAROLA commits itself to provide WILLIAM with the needed information in order for the latter to be able to file with the General Direction of Mining Regulation, the Proof of Assessment Work report within the month of May 2016.

4.3 Definitive suspension of the Investment Commitments.  If at any moment WILLIAM decides not to continue and therefore to early terminate this Contract, unless otherwise provided in this Contract, WILLIAM shall not be committed to perform additional investments or expenses to those carried out up to the date in which the termination notice delivered to FUMAROLA has full force and effect as established in Clause Fourth of this Contract, other than the obligation to complete 2000 (two thousand) meters of drilling on the LOTS and those works  required, if any, to complete environmental reclamation or remediation of its work on the LOTS in accordance with applicable law.

In the case of early termination of this Contract, WILLIAM must inform FUMAROLA of those works performed prior to the date of the termination notice, and to provide same with copies of the invoices supporting the expenses and investments carried out, in order for the latter to be responsible for the filing of the next proof of assessment work reports; having delivered same, WILLIAM shall abandon the LOTS without retaining any interest in same.

5.                                      Obligations of WILLIAM.  In the performance of the exploration, exploitation and processing of minerals, WILLIAM obligates itself to the following:

5.a.                            Carry out the exploration, exploitation and processing works pursuant to customs and usage of a good miner and in accordance with the Mining Law, its Regulations and all safety, environmental and other laws applicable to its exploration and other demás disposiciones legales aplicables a sus actividades mineras y de otra naturaleza en los LOTES, permitiendo a los representantes autorizados previamente por escrito de FUMAROLA acceso a los LOTES para inspeccionar los trabajos realizados por WILLIAM, siempre que ello se lleve a cabo en días y horas hábiles y siempre que los representantes autorizados de FUMAROLA no interfieran o interrumpan las actividades que se encuentre realizando WILLIAM en los LOTES.

5.b.                            Mantener los LOTES en buenas condiciones de conservación al llevar a cabo la exploración, explotación y beneficio de mineral en el mismo.

5.c.                             Cuidar la conservación de las mojoneras de punto de partida y de localización de los LOTES.

5.d.                            Entregar al FUMAROLA, dentro de un plazo de 60 (sesenta) días naturales siguientes a la terminación, anticipada o no, de este Contrato, un informe fáctico no interpretativo digitalizado de las operaciones llevadas a cabo por WILLIAM, el que incluirá un reporte respecto de los depósitos o yacimientos minerales que se localicen en los LOTES, así como de los trabajos geológicos, mineros y de muestreo que se hayan practicado, con copias de los planos geológicos y topográficos y de las perforaciones efectuadas; dicha información y documentación no tendrá el carácter de interpretativa y podrá entregarse en idioma inglés, si en su versión original así se hubiese preparado.  Asimismo, en caso de terminación del Contrato por cualquier causa , deberá entregar dentro del plazo aquí señalado, copias de los principales permisos obtenidos para el desarrollo de sus trabajos, impresas y/o digitalizadas y, a solicitud de WILLIAM, los trasmitirá o cederá a ésta o a quien ésta designe si legalmente fuere posible hacerlo.  También, en caso de que asi lo solicite WILLIAM, le trasmitirá, a ésta o a quien ésta designe, los derechos de propiedad o de posesión derivada de cualquier tipo de contrato, que haya adquirido activities on the LOTS, allowing the authorized representatives of FUMAROLA to access the LOTS to inspect the works carried out by WILLIAM, if and when said visits take place on working days and during working hours and the authorized representatives of FUMAROLA do not interfere or interrupt the activities which are being carried out by WILLIAM in the LOTS.

5.b.                            Preserve the LOTS in good condition, when carrying out the exploration, exploitation and processing on the same.

5.c.                             To take care of the maintenance of the monuments of the starting point and of location of the LOTS.

5.d.                            To deliver to FUMAROLA within a term of 60 (sixty) calendar days following the termination of this Contract, in advance or not, a digitalized non-interpretive report on the exploration operations, which will include a report with respect to the mineral deposits located in the LOTS, as well as in connection with the geological, mining and sampling works performed, with copies of the geological and topographical maps and maps of the completed drilling; such documentation may be delivered in English version, should the originals have been drafted in such language.  Likewise, in case of termination of the Contract by any cause, WILLIAM must provide FUMAROLA with copies of the main permits obtained for the development of its works, printed and/or digitalized and, upon request of FUMAROLA, shall transfer or assign them to the latter or to its designee if legally possible. Likewise, should FUMAROLA require it, WILLIAM shall transfer unto same or its designee, the rights of property or of possession derived from any contract on the surface land for the development of its works, at the lowest possible cost allowed by the applicable tax provisions whether federal or local.

sobre el terreno superficial, para el desarrollo de sus trabajos, al precio más bajo posible que lo permitan las disposiciones fiscales federales y locales.

5.e.                             Devolver a FUMAROLA, dentro del mismo plazo a que se refiere el inciso 5.d. que antecede, toda la información y documentación que hubiese recibido de FUMAROLA y que se relacione con los resultados de trabajos llevados a cabo en los LOTES con anterioridad a la fecha de celebración de este Contrato.

5.f.                              Responder, a partir de la fecha de ratificación de este Contrato ante notario, de las obligaciones en materia laboral, de seguridad social, fiscal y demás obligaciones legales, respecto al personal de WILLIAM que labore en los LOTES con motivo de la exploración, explotación y beneficio de mineral que realice WILLIAM conforme a este Contrato.

5.g.                            Indemnizar y sacar a FUMAROLA libre, a salvo y en paz, de cualquier reclamación que se intentase en su contra por empleados o trabajadores de WILLIAM o por terceros contratados por ésta, a los que hubiese encomendado la prestación de algún servicio en los LOTES, salvo que dichas reclamaciones deriven de la negligencia o mala conducta de FUMAROLA en sus operaciones en los LOTES.

5.h.                            Responder, a partir de la fecha de ratificación ante notario de este Contrato, de las obligaciones en materia ambiental, incluyendo específicamente aquellas obligaciones relativas a la restauración y remediación ambiental, únicamente respecto de las actividades que WILLIAM o sus contratistas lleven a cabo directamente en los LOTES, e indemnizar y sacar a FUMAROLA libre, a salvo y en paz de cualquier reclamación, penalización  o responsabilidad de la naturaleza que sea derivada de las obligaciones ambientales de WILLIAM.

5.i.                               Pagar, a partir del primer semestre del

5.e.                             To return to FUMAROLA within the same term referred to in paragraph 5.d. above, all of the information and documents received from FUMAROLA, and that are related to the results of those works carried out within the LOTS prior to the execution of this Contract.

5.f.                              To comply, as from the date of ratification of this Contract before a notary, with the labor, social security, tax and other legal obligations with respect to the personnel of WILLIAM working in the LOTS, as a consequence of the exploration, exploitation and processing carried out by WILLIAM in accordance with this Contract.

5.g.                            Hold FUMAROLA harmless, of any claim initiated against it by employees or workers of WILLIAM or third parties contracted by the latter to which WILLIAM entrusted the rendering of any service in the LOTS, other than claims resulting from the negligence or misconduct of FUMAROLA in its activities on the LOTS.

5.h.                            Comply, as from the date of ratification of this Contract before a notary, with the obligations in environmental matters, including specifically the obligations regarding environmental reclamation and restoration,  exclusively with respect to activities carried out by WILLIAM or its contractors directly in the LOTS, and to Indemnify and to hold FUMAROLA harmless of any claim, penalty or liability of any kind derived from environmental obligations of WILLIAM.

5.i.                               Pay commencing with the first semester of 2016 and as long as this Contract

2016 y hasta en tanto este Contrato se encuentre vigente, la totalidad de los derechos ordinarios semestrales sobre minería que correspondan a los LOTES, así como pagar los impuestos especiales y extraordinarios de actividades mineras derivadas de la explotación y venta, de llegar el caso a la obtención de minerales extraídos de los LOTES .

5.j. Cumplir con la obligación conforme a la ley aplicable de realizar trabajos en los LOTES y presentar a la entidad apropiada, a partir del 2016, la comprobación de trabajos de exploración y de otra índole que se requiera para mantener el derecho de FUMAROLA sobre los LOTES, incluyendo los informes técnicos y estadísticos previstos en la Ley Minera

5.k. Mantener los derechos derivados de las concesiones mineras que amparan a los LOTES, libres de toda carga, gravamen, afectación o limitación de dominio de cualquier naturaleza, que surja de WILLIAM o como resultado de la acción u omisión de WILLIAM.

5.l. Mantener en confidencialidad durante la vigencia de este Contrato y después de la terminación del mismo, cualquier y toda la información que no sea previamente y públicamente conocida de cualquier manera recibida por WILLIAM de FUMAROLA o información de exploración no interpretativa desarrollada por WILLIAM respecto a los LOTES, misma que será de naturaleza industrial y se considerará y tratará como información privilegiada y como secreto industrial. Dicha información será devuelta por WILLIAM a FUMAROLA a la terminación de este Contrato.

No obstante lo señalado en este Apartado 5.l. FUMAROLA autoriza a WILLIAM o a las empresas del mismo grupo de interés a emitir cualquier comunicado de prensa, o hacer o presentar cualquier comunicado de Internet, prospecto, registros de valores, u otra declaración para efectos de cualquier autoridad gubernamental, así como para la remains in full force and effect, all of the mining ordinary biannual concession duties referred to in the Federal Duties Law, corresponding to the LOTS, as well as to pay the special and extraordinary duties on mining activities derived from the exploitation and purchase, should such be the case of the minerals obtained from the LOTS.

5.j.                               Comply with the obligation under applicable law to perform works on the LOTS and file with the appropriate agency, commencing with 2016, the proof of exploration and other work required to maintain the rights of FUMAROLA to the LOTS, including the technical and statistics reports as provided by the Mining Law.

5.k.                            To maintain the rights deriving from the mining concessions covering the LOTS, free from all charge, lien, encumbrance or ownership limitation of any nature arising through WILLIAM or as a result of the action or inaction of WILLIAM.

5.l.                               To maintain the confidentiality of, during the life of this Contract, and after the termination of this Contract, any and all information that has not been previously and publicly known in any manner whatsoever, received by WILLIAM from FUMAROLA or non-interpretive exploration data developed by WILLIAM on the LOTS, which is of an industrial nature and shall be considered and treated as privileged information and industrial secret. Such information must be returned by WILLIAM to FUMAROLA upon the termination of this Contract.

Notwithstanding the above set forth in this Paragraph 5.l. FUMAROLA authorizes WILLIAM or the companies of the same group of interest to issue any press release, or making or filing any Internet release, prospectus, securities filings, or other statement for purposes of any government authority, as well as for the stock exchange.

bolsa de valores.

5.m. Subrogarse en el cumplimiento de la totalidad de las obligaciones y derechos que FUMAROLA tiene para con ALTIPLANO y que derivan del CONTRATO ORIGINAL.

6.                                      Obligaciones de FUMAROLA. En virtud del derecho a explorar, explotar y beneficio de mineral concedido a WILLIAM por FUMAROLA, ésta se obliga durante la vigencia de este Contrato a lo siguiente:

6.a.                            Proporcionar a WILLIAM, dentro de los 15 (quince) días naturales contados a partir de la fecha de celebración de este Contrato, copias de la información técnica con que cuente la propia FUMAROLA, respecto de los trabajos de exploración llevados a cabo en los LOTES, incluyendo sin limitación alguna, toda la información recibida de ALTIPLANO con anterioridad a la fecha de celebración de este documento.

6.b.                            Salvo por las obligaciones de WILLIAM de hacerlo bajo este Contrato, mantener en vigor y en su favor los derechos derivados de las concesiones mineras que amparan a los LOTES y no solicitar reducción, división o unificación de la superficie que abarcan los LOTES, ni desistirse de los derechos que derivan de las concesiones sobre los LOTES, sin la autorización previa y por escrito que al efecto otorgue WILLIAM.

6.c.                             No celebrar contrato alguno respecto de los LOTES, salvo con BENEFICIARA o con la sociedad que ésta designe, ni transmitir los derechos derivados de las concesiones mineras que amparan a los LOTES.

6.d.                            Mantener los derechos derivados de las concesiones mineras que amparan a los LOTES, libres de toda carga, gravamen, afectación o limitación de dominio de cualquier naturaleza, que surja de FUMAROLA o como resultado de la acción u omisión de FUMAROLA.

5.m.                        To subrogate itself in the compliance of each and all of the obligations and rights that FUMAROLA has with ALTIPLANO and that derive from the ORIGINAL CONTRACT.

6.                                      Obligations of FUMAROLA.  In view of the right to explore, exploit and process minerals granted by FUMAROLA to WILLIAM, FUMAROLA obligates itself as of now and during the life of this Contract as follows:

6.a.                            To provide WILLIAM within the following 15 (fifteen) calendar days after the execution of this Contract, copies of the technical information it has on the exploration works carried out within the LOTS, including without limitation all information received from ALTIPLANO, prior to the execution of this document.

6.b.                            Except for the obligations of WILLIAM to do so under this Contract, maintain in full force and in its favor the rights deriving from the mining concessions covering the LOTS and not request the reduction, division or unification of the surface covered by the LOTS nor waive any rights deriving from the concessions covering said LOTS, without the prior written consent granted by WILLIAM for such purposes.

6.c.                             Not to enter into any contract regarding the LOTS except with WILLIAM or the company it may designate, nor to transfer the rights deriving from the mining concessions covering the LOTS.

6.d.                            To maintain the rights deriving from the mining concessions covering the LOTS, free from all charge, lien, encumbrance or ownership limitation of any nature arising through FUMAROLA or as a result of the action or inaction of FUMAROLA.

6.e.                             Not to interfere with, prevent nor

6.e.                             No interferir, impedir ni obstaculizar el derecho exclusivo a evaluar, explorar, explotar y beneficiar mineral de los LOTES que otorga conforme a este Contrato a WILLIAM.

6.f.                              Colaborar con WILLIAM para que ésta mantenga u obtenga de los propietarios o poseedores de la superficie que abarcan los LOTES el libre y pleno acceso a éstos, en términos de lo señalado en el apartado 1 de esta Cláusula Primera.

6.g.                            Mantener a WILLIAM, sus representantes y funcionarios, libres, a salvo y en paz de cualquier reclamación y/o responsabilidad que pudiera intentarse en su contra, por actos directamente imputables a FUMAROLA o trabajadores de ésta que se relacionen directamente con el objeto de este Contrato, salvo por reclamaciones por negligencia o mala conducta de WILLIAM.

6.h.                            Mantener en confidencialidad durante la vigencia de este Contrato y con posterioridad durante dos meses  a partir de la terminación del mismo, cualquier y toda la información que FUMAROLA reciba de WILLIAM y/o de contratistas de ésta y no haya sido públicamente conocida con anterioridad en cualquier forma, misma que será de naturaleza industrial y se considerará y tratará como información privilegiada y como secreto industrial.

6.i.                               Dar cumplimiento a todas y cada una de las obligaciones que derivan del CONTRATO ORIGINAL y por tanto, mantener el mismo en pleno vigor y efectos y a proporcionar a WILLIAM a la brevedad posible, copias de cualquier y todas las notificaciones que le sean hechas a FUMAROLA por ALTIPLANO bajo el CONTRATO ORIGINAL o entregado por FUMAROLA a ALTIPLANO bajo el CONTRATO ORIGINAL y a no ceder cualquiera de sus derechos y obligaciones bajo el CONTRATO ORIGINAL a cualquier otra persona sin el consentimiento previo y por escrito de WILLIAM.

obstruct the right to evaluate, explore and mine and process material from the LOTS, granted to WILLIAM under this Contract.

6.f.                              Cooperate with WILLIAM in order for the latter to have or obtain from the owners or holders of the surface land where the LOTS are located, free and full access to the LOTS, in terms of that indicated in section 1 of this Clause First.

6.g.                            To hold WILLIAM, its representatives and officers, harmless of any claim initiated against them by employees or workers of FUMAROLA directly related with the purposes of this Contract, except such claims as result from negligence or misconduct of WILLIAM.

6.h.                            To maintain the confidentiality of during the life of this Contract and during two months  as from the termination of this Contract any and all information that has not been previously and publicly known in any manner whatsoever, received by FUMAROLA from WILLIAM and/or from its contractors, which is of an industrial nature and shall be considered and treated as privileged information and industrial secret.

6.i.                               To comply with each and all of the obligations derived from the ORIGINAL CONTRACT and therefore to maintain same in full force and effect; to provide WILLIAM promptly with copies of any and all notices delivered to FUMAROLA by ALTIPLANO under the ORIGINAL CONTRACT or delivered by FUMAROLA to ALTIPLANO under the ORIGINAL CONTRACT; and not to assign any of its rights or obligations under the ORIGINAL CONTRACT to any other person without the prior written consent of WILLIAM.

SECOND.                                        This Contract of Mining Exploration and Exploitation shall be

SEGUNDA.                               Este Contrato de Exploración y de Explotación Minera se regirá, además, por lo siguiente:

1.                                      Contraprestación por el derecho Exclusivo a Explorar y Explotar los LOTES. La contraprestación que WILLIAM pagará a FUMAROLA por el derecho exclusivo de Explorar y Explotar los LOTES y los derechos de acceso a los mismos LOTES, será conforme a  lo siguiente

1.1.                            Pagos.

Estos pagos los efectuará WILLIAM a FUMAROLA siempre y cuando este Contrato continúe vigente al llegar la fecha en que deba realizarse cada uno, por no haberse dado por terminado en forma anticipada, serán como sigue:

1.1.a.                                          En la fecha de ratificación de este Contrato ante Notario por ambas partes (o bien la fecha en que la última de ellas ratifique el Contrato en caso de hacerlo por separado), la cantidad total de $140,000.00 dls. (ciento cuarenta mil dólares 00/100), más el importe del impuesto al valor agregado (“IVA”) o cualquier otro impuesto similar que pueda aplicar.

1.1.b.                                          En o antes de que se cumplan 12 (doce) meses contados a partir de la fecha de Ratificación de este Contrato ante Notario por ambas partes (o bien la fecha en que la última de ellas ratifique el Contrato en caso de hacerlo por separado) y siempre que este Contrato continúe vigente, la cantidad total de $100,000.00 dls. (cien mil dólares 00/100), más el importe del IVA o cualquier otro impuesto similar que pueda aplicar.

additionally governed by the following:

1.                                      Consideration for the Exclusive Right to Explore and Exploit the Lots. The consideration to be paid by WILLIAM to FUMAROLA for the exclusive right to Explore and Exploit the LOTS, and the rights of access to the same LOTS, shall be according to the following.

1.1                               Payments.

These payments shall be paid by WILLIAM to FUMAROLA if and when this Contract remains in full force and effect on the date on which the respective payment becomes due, given that the Contract has not been terminated in advance, shall be the following:

1.1.a On the date of ratification of this Contract before a Notary by both parties (or on the date in which the last one of them ratifies the Contract in case it is ratified in counterparts), the total amount of $140,000.00 dollars (one hundred forty thousand dollars 00/100) plus the amount of Value Added Tax (“VAT”) or such other similar tax that may apply.

1.1.b On or before 12 (twelve) months have elapsed from the date of Ratification of this Contract before a Notary by both parties (or on the date in which the last one of them ratifies the Contract in case it is ratified in counterparts), if this Contract remains in full force and effect, the total amount of $100,000.00 dollars (one hundred thousand dollars 00/100) plus the amount of VAT or such other similar tax that may apply

1.1.c. Thereafter, on or before each anniversary of  this Contract has elapsed from the date of Ratification of

1.1.c.                                           Posteriormente, en o antes de que se cumpla cada aniversario de este Contrato contado a partir de la fecha de Ratificación de este Contrato ante Notario por ambas partes (o bien la fecha en que la última de ellas ratifique el Contrato en caso de hacerlo por separado) y siempre que este Contrato continúe vigente, la cantidad total de $100,000.00 dls. (cien mil dólares 00/100), más el importe del IVA o cualquier otro impuesto similar que pueda aplicar, hasta en tanto la Net Proceeds Payment (as defined below) sea exigible y pagadera.

1.2                               Liberación de la Obligación de Pago.  Queda convenido que, toda vez que WILLIAM tiene el derecho de dar por terminado este Contrato en cualquier tiempo, a su sola discreción y sin responsabilidad alguna para sí, WILLIAM no tendrá obligación de efectuar pago alguno a FUMAROLA o a ALTIPLANO a partir de la fecha en que surta efectos el aviso de terminación respectivo de acuerdo a lo establecido en la Cláusula Quinta de este Contrato y, en tal supuesto, WILLIAM quedará completamente liberada de la obligación de pagar las cantidades a que se refieren  los incisos b) y c) del apartado 1.1 anterior respecto de las fechas ahí señaladas que no se hayan cumplido a la fecha de notificación del aviso de terminación, cualesquiera de los pagos a que se refiere el Apartado 1.1 de la Cláusula Tercera y cualesquiera pagos previstos en la Cláusula Cuarta.

1.3                               Arras.            Queda expresamente entendido que, en caso de que WILLIAM dé por terminado este Contrato anticipadamente en la forma prevista en este documento, todas las cantidades que FUMAROLA hubiese recibido hasta la fecha en que se presente el aviso de terminación respectivo, quedarán en beneficio de FUMAROLA en calidad de arras y, por tal motivo, FUMAROLA no tendrá obligación de devolver cantidad alguna a this Contract before a Notary by both parties (or on the date in which the last one of them ratifies the Contract in case it is ratified in counterparts), if this Contract remains in full force and effect, the total amount of $100,000.00 dollars (one hundred thousand dollars 00/100) plus the amount of VAT or such other similar tax that may apply, up to the moment in which the Net Proceeds Payment (as defined below) becomes due and effective.

1.2                               Release of the Obligation of Making Payments.  The parties hereto agree that given WILLIAM is entitled to terminate this Contract in advance at any time it decides to do so, at its sole discretion and without incurring any liability whatsoever, WILLIAM will not have further obligation to make any subsequent payment to FUMAROLA or to ALTIPLANO as from the date on which the termination notice becomes effective in terms of that set forth in Clause Fifth of this Contract and, in such case, WILLIAM will be released of any payments referred to  paragraphs b) and c) of Section 1.1 above regarding the dates therein that have not occurred on the date the termination of the Contract is notified, any payments referred to in Clause Third, Section 1.1, and any payments to ALTIPLANO referred to in Clause Fourth.

1.3                               Earnest money. It is expressly understood that, should WILLIAM terminate this Contract in advance in terms of that agreed to in this document, all of the amounts that FUMAROLA would have received as of the date on which he receives the termination notice, shall inure to the benefit of FUMAROLA as earnest money and therefore FUMAROLA will not have the obligation to reimburse any amount to WILLIAM.

THIRD.     Likewise, upon the commencement of commercial production of Products derived

WILLIAM.

TERCERA. A partir del inicio de la producción comercial de Productos derivados de las concesiones mineras que amparan a los LOTES, definido como el término de las primeras 2,000 (dos mil) toneladas de mineral procesado del LOTES (incluyendo para evitar dudas en cuanto a duplicidad de muestras removidas de la propiedad en donde se llevan a cabo trabajos de muestreo metalúrgico), WILLIAM pagará a FUMAROLA una regalía equivalente al 15% (quince por ciento) de las Utilidades Netas ( NPP), que se obtengan como resultado de que WILLIAM haya puesto los LOTES en producción comercial.

La NPP antes referida se calculará, pagará y recibirá, conforme al mismo Anexo 3 de este Contrato.

El porcentaje de la NPP a que se refiere este inciso será pagado por WILLIAM a FUMAROLA, a partir de que la misma entre en vigor y posteriormente durante toda la vigencia de este Contrato.

Con el fin de evitar dudas, WILLIAM tendrá el derecho, en cualquier momento y de tiempo en tiempo, a su sola elección de mezclar minerales obtenidos de concesiones mineras diferentes d los LOTES, sin tener la obligación WILLIAM de pagar regalía alguna a FUMAROLA respecto de los minerales obtenidos de dichas otras concesiones distintas de los LOTES. En este caso, WILLIAM deberá informar a FUMAROLA con la debida anticipación.

Para efectos de lo señalado en el párrafo que antecede, FUMAROLA podrá, a su exclusivo costo, riesgo y responsabilidad, a designar por escrito a los representantes que considere conveniente a fin de que la representen en los lugares en que el mineral obtenido de los LOTES sea pesado, ya sea directamente en la mina, patios, instalaciones, planta, a fin de verificar la información con anterioridad al mezclado de mineral.

1.1                               Pagos Anticipados de NPP

from the mining concessions covering the LOTS, defined as completion of the mining and processing of the first 2,000 (two thousand) tonnes of ore from the LOTS (including for the avoidance of doubt bulk samples removed for the property on which metallurgical testwork has been conducted), WILLIAM shall pay to FUMAROLA a royalty equivalent to 15% (fifteen percent) of the Net Proceeds (NPP), obtained as a result of WILLIAM placing the LOTS in commercial production.

The NPP aforementioned will be calculated, paid and received, according to the same Schedule 3 of this Contract.

The NPP referred to in this paragraph shall be paid by WILLIAM to FUMAROLA, as from the date in which it becomes effective and thereafter during all of the life of this Contract.

For the avoidance of doubt, WILLIAM shall have the right at any time, and from time to time, at its sole election to mix minerals obtained from the LOTS with other minerals obtained from mining concessions different from the LOTS, without being WILLIAM enforced to pay any royalty to FUMAROLA on the minerals obtained from said other lots different from the LOTS. In this event, WILLIAM should give notice in advance to FUMAROLA.

For purposes of that mentioned in the preceding paragraph, FUMAROLA shall be entitled, at its sole risk, expense and responsibility, to appoint in writing the representatives it deems convenient in order to represent same in the places in which the measure, of minerals obtained from the LOTS, either directly in the mine, patios, installations, plant in order to verify the data prior the mineral is mixed.

1.1                               Advance NPP Royalties Payments.

Should the LOTS be placed into commercial production and, for any reason

Regalías.

Si los LOTES se pusieren en producción comercial y, por alguna causa que no sea un evento de fuerza mayor, misma causa que puede incluir sin limitar razones técnicas o económicas, WILLIAM suspenda la actividad minera o producción de minerales de los LOTES durante un período mayor a 90 (noventa) días naturales, entonces WILLIAM deberá efectuar un pago por concepto de NPP regalía anticipada a FUMAROLA, durante el período en el cual la actividad minera o la producción continúe en suspensión, a razón de  $150,000.00 dólares (ciento cincuenta mil dólares 00/100) por trimestre, pagadera el último día del trimestre, más el IVA o cualquier otro impuesto similar que pueda ser aplicable.

Todos los pagos por concepto de anticipos a cuenta de NPP regalías futuras conforme al párrafo anterior, serán acumulables y se acreditarán y descontarán de cada pago subsecuente que por concepto de NPP debidos y pagados efectúe WILLIAM a FUMAROLA en un 50%; lo anterior hasta que el total de la cantidad que por concepto de anticipos a cuenta de NPP regalías futuras haya sido deducida de los pagos por concepto de NPP.

Las partes acuerdan que una vez que los pagos por concepto de anticipos a cuenta de NPP regalías futuras conforme a la presente  Cláusula hayan sido deducidos de la NPP entonces WILLIAM empezará a efectuar pagos por concepto de dicha NPP sin deducción alguna para FUMAROLA.

1.2.                            Pago por concepto de NPP una vez Iniciada la Producción Comercial.  Las partes acuerdan que en caso de que una vez que la NPP sea exigible y pagadera, WILLIAM dejará de efectuar los pagos a que se refiere la Cláusula Segunda, Apartados 1.1.b y 1.1.c. y deberá pagar por cada trimestre la cantidad que corresponda de acuerdo a la NPP.

1.3.   No Obligación.  Las Partes acuerdan

other than an event of force majeure, which reason may include without limitation technical or economic reasons, WILLIAM suspends mining or production of minerals from the LOTS for more than 90 (ninety) calendar days, WILLIAM will be required to make an advance NPP royalty payment to FUMAROLA, during the period that mining or production remains suspended, at the rate of $150,000.00 dollars (one hundred fifty thousand dollars 00/100) per calendar quarter, payable on the last day of the calendar quarter, plus the amount of VAT or such other similar tax that may apply.

All of the payments made as NPP advance royalty payments pursuant to previous paragraph shall accumulate and be credited against and deducted from 50% of each subsequent NPP due and payable by WILLIAM to FUMAROLA until the total amount paid as NPP advance royalty payments has been deducted from the NPP payments.

The parties agree that once all of the NPP advance royalty payments pursuant to this Clause have been deducted from the NPP Payments then WILLIAM will start making such NPP Payments without any deduction to FUMAROLA.

1.2.                            Payment under the concept of NPP once Commercial Production begins. The parties agree that once the NPP becomes due and payable, WILLIAM shall cease making the payments pursuant to Clause Second, Sections 1.1.b and 1.1.c, and shall pay for each calendar quarter the amount corresponding according to the NPP.

1.3.                            No Covenants. The Parties agree that in no event, whether arising from the Contract to pay the NPP  to FUMAROLA (in terms of that set forth in Schedule 3)  on material mined, removed and sold from the LOT or que en ningún caso, ya sea derivado de este Contrato de pagar la NPP a FUMAROLA (de acuerdo a lo señalado en el Anexo 3) minados, extraídos y vendidos del LOTE o de cualquier otra manera, generarán la obligación expresa o implícita de explorar para el desarrollo, extracción o producción de mineral en mena, minerales o productos de los LOTES, y el tiempo, forma, método y cantidades de dicha exploración, desarrollo, explotación o producción, cualquiera que esta sea, será de la exclusiva decisión de WILLIAM.

1.4.         Inicio de Explotación Comercial.

WILLIAM acepta que deberá iniciar la Producción Comercial de mineral extraído de los LOTES a más tardar una vez cumplidos 3 (tres) años contados a partir de la ratificación de este Contrato ante Notario por ambas partes.

1.5.         Resolución de temas relacionados con la NPP                                 Si FUMAROLA y WILLIAM llegasen a tener cualquier disputa en relación al monto o cálculo de la NPP o de la regalía establecida en la Cláusula Cuarta, entonces las partes acuerdan someter dicha controversia a arbitraje; el procedimiento arbitral se regirá de conformidad con las reglas de  la Asociación Americana de Arbitraje; el idioma del arbitraje será el inglés y el lugar del arbitraje será la Ciudad de Houston, Estado de Texas, Estados Unidos de América.  Considerando que este Contrato se celebra en inglés y español, en caso de disputa como se establece en esta cláusula y únicamente para propósito de esta cláusula, la versión inglés prevalecerá.

CUARTA.                                       Subrogacíon en la Obligación de Pagar la Regalía a ALTIPLANO. WILLIAM en este acto se subroga en la obligación de pagar y acepta pagar a ALTIPLANO la regalía del 2% (dos por ciento) de los Ingresos Netos de Fundición (NSR) acordados en el CONTRATO ORIGINAL, mismo que se adjunta a este Contrato como Anexo 2 y que en su parte conducente del Anexo 2 del CONTRATO ORIGINAL se tiene por otherwise, shall WILLIAM have any duty or obligation, express or implied, to explore for, develop, mine or produce ores, minerals or Products from the LOTS, and the timing, manner, method and amounts of such exploration, development, mining or production, if any, shall be in the sole discretion of WILLIAM.

1.4                               Beginning of Commercial Production. WILLIAM accepts that it shall initiate Commercial Production of mineral obtained from the LOTS, at the latest, once 3 (three) years have elapsed from the date of ratification of this Contract before a Notary by both parties.

1.5          Resolution of matters related to the NPP.  If FUMAROLA and WILLIAM have any dispute about the amount or calculation of the NPP or the royalty set forth in Clause Fourth, then the parties agree to submit such controversy to arbitration; the arbitration procedure will be subject to the rules of the American Arbitration Association; the language of the arbitration will be English and the place of arbitration the City of Houston, State of Texas, United States of America. Considering that this Contract is executed in both English and Spanish versions, in case of dispute as stated in this clause, and only for the purpose of this clause, the English language version will govern.

FOURTH.                                      Subrogation in the Obligation to pay the Royalty to ALTIPLANO.  WILLIAM in this act subrogates itself in the obligation and agrees to pay ALTIPLANO the royalty of 2% (two percent) of Net Smelter Returns (NSR) agreed upon in the ORIGINAL CONTRACT, which is attached to this Contract as Schedule 2 and in its corresponding section of Schedule 2 to the ORIGINAL CONTRACT is considered as fully transcribed for all legal purposes, forming an integral part of this document as transcribed herein.

enteramente reproducido para todos los efectos legales, formando parte integral de este documento como si a la letra se insertase.

ALTIPLANO acepta que el 2% de regalía de Ingresos Netos de Fundición acordada en el CONTRATO ORIGINAL será pagada por WILLIAM conforme a este Contrato, en lugar de por FUMAROLA, durante el tiempo en que este Contrato continúe vigente.

Si ALTIPLANO y WILLIAM llegasen a tener cualquier disputa en relación al monto o cálculo de la NSR regalía prevista en esta Cláusula Cuarta, entonces las partes acuerdan someter dicha controversia a arbitraje; el procedimiento arbitral se regirá de conformidad con las reglas de  la Asociación Americana de Arbitraje; el idioma del arbitraje será el inglés y el lugar del arbitraje será la Ciudad de Houston, Estado de Texas, Estados Unidos de América.  Considerando que este Contrato se celebra en inglés y español, en caso de disputa como se establece en esta cláusula y únicamente para propósito de esta cláusula, la versión inglés prevalecerá.

ALTIPLANO conviene en no ceder cualesquiera de sus derechos de acuerdo al CONTRATO ORIGINAL y a no transferir los derechos derivados de las concesiones mineras que amparan los LOTES sin el consentimiento previo y por escrito de WILLIAM.

QUINTA.                                          Vigencia.   La duración de este Contrato será de 8 (ocho) años contados a partir de la fecha de ratificación de este documento ante notario público por ambas partes de acuerdo a lo arriba indicado; o bien la fecha en que la última de ellas ratifique el Contrato en caso de hacerlo por separado.

Dicho plazo será prorrogable mediante acuerdo entre WILLIAM y FUMAROLA.

Dicho plazo será forzoso para FUMAROLA y voluntario para WILLIAM, por lo que esta

ALTIPLANO agrees that the 2% Net Smelter Returns royalty agreed upon in the ORIGINAL CONTRACT shall be paid by WILLIAM under this Contract instead of FUMAROLA under this Contract, as long as this Contract remains in effect.

If ALTIPLANO and WILLIAM have any dispute about the amount or calculation of the NSR royalty set forth in this Clause Fourth, then the parties agree to submit such controversy to arbitration; the arbitration procedure will be subject to the rules of the American Arbitration Association; the language of the arbitration will be English and the place of arbitration the City of Houston, State of Texas, United States of America. Considering that this Contract is executed in both English and Spanish versions, in case of dispute as stated in this clause, and only for the purpose of this clause, the English language version will govern.

ALTIPLANO agrees not to assign any of its rights under the ORIGINAL CONTRACT and not to transfer the rights deriving from the mining concessions covering the LOTS without the advance written consent of WILLIAM.

FIFTH.     Term.             This Contract shall be in full force and effect for a period of 8 (eight) years counted from the date of ratification of this document before a notary public by all parties involved in terms of that agreed above; or in the date on which the last one of them ratifies the Contract in case it is done in counterparts.

Said term shall be extendable upon the written agreement of WILLIAM and FUMAROLA.

Said term shall be compulsory for FUMAROLA and voluntary for WILLIAM, therefore the latter may terminate this Contract at any time, at its own discretion without any responsibility whatsoever except

última podrá dar por terminado este Contrato en cualquier momento, a su sola discreción y sin responsabilidad alguna para sí salvo lo señalado en este Contrato, mediante aviso escrito entregado en forma indubitable en el domicilio señalado por FUMAROLA, mismo Aviso de Terminación que surtirá efectos una vez que transcurran 60 (sesenta) días naturales contados a partir de la fecha de entrega del mismo.

Lo establecido en el párrafo que antecede significa que FUMAROLA, desde ahora, otorga su más amplio consentimiento para que, de ser el caso, WILLIAM dé por terminado anticipadamente este Contrato en la forma convenida en esta Cláusula, sin que para ello deba celebrarse convenio expreso de terminación o deba WILLIAM cumplir con alguna otra formalidad; lo anterior se hace constar para todos los efectos legales a que haya lugar y, en particular, para efectos de lo señalado en el último párrafo del artículo 84 del Reglamento de la Ley Minera, tomando en consideración que las partes ratifican este documento ante notario público; en su caso, FUMAROLA se compromete a colaborar con WILLIAM para efectos de la cancelación de la inscripción de este Contrato en el Registro Público de Minería.

FUMAROLA está de acuerdo en que la misma no terminará el CONTRATO ORIGINAL, salvo y hasta que WILLIAM termine este Contrato, igualmente FUMAROLA acepta no modificar en forma alguna el CONTRATO ORIGINAL, ni a ceder el CONTRATO ORIGINAL o sus derechos y obligaciones al amparo del CONTRATO ORIGINAL, en forma distinta a lo establecido en este Contrato, sin el previo consentimiento por escrito de WILLIAM.

Queda expresamente convenido que, en tanto este Contrato se encuentre vigente, cualquier título de concesión minera que sustituya o derive del título que ampara o en el futuro ampare a los LOTES, quedará incorporado al objeto de este Contrato bajo el concepto LOTES y, por tanto, sujeto a las as set forth in the Contract, by means of a written notice addressed and delivered in an indubitable manner at the domicile appointed by FUMAROLA, which Termination Notice shall have full force and effects once 60 (sixty) calendar days from the date of its delivery have elapsed.

That indicated in the above paragraph means that FUMAROLA grants, as of now, its broadest consent, should it be the case, for WILLIAM to terminate at any time this Contract, in the manner agreed in this section, without requiring to enter into an express agreement for such purposes or comply with any other formality; the foregoing is stated for all legal purposes and particularly for the purpose of that mentioned in the last paragraph of article 84 of the Regulations of the Mining Law, taking into account that this document is ratified by the parties before a notary public and, if necessary, FUMAROLA agrees to cooperate with WILLIAM in order to  cancel this Contract’s registration in the Public Registry of Mining.

FUMAROLA agrees that it shall not terminate the ORIGINAL CONTRACT unless and until WILLIAM terminates this Agreement, nor shall FUMAROLA agree to or enter into any amendment of the ORIGINAL CONTRACT or any assignment of the ORIGINAL CONTRACT or of its rights or obligations under the ORIGINAL CONTRACT, other than as set forth in this Contract, without prior written consent of WILLIAM.

It is expressly agreed that, as long as this Contract is in full force, any of the titles of mining concession that replace or derive from the LOT or that may cover the LOTS in the future, shall be incorporated to the subject matter of this Contract under the concept LOTS, and therefore shall be subject to the provisions set forth in this document.

estipulaciones pactadas en este documento.

SEXTA. Permisos ante autoridades.  FUMAROLA en este acto otorga a WILLIAM, autorización para gestionar y obtener ante todas las autoridades inherentes a la industria y a su objeto social; lo que incluye en forma enunciativa pero no limitativa, permisos y contratos de acceso a la superficie en donde se encuentran ubicados los LOTES, permisos de cambio de uso de suelo, autorizaciones ambientales, permisos para compra, almacenamiento y uso de explosivos y demás que sean necesarios para el desarrollo del proyecto minero, y para las actividades de explotación y beneficio, mismos permisos que serán obtenidos siempre a nombre de WILLIAM. WILLIAM se obliga a cumplir sustancialmente con los términos de dichos permisos y contratos que WILLIAM pueda adquirir.

SEPTIMA.                                  Moneda de Pago e IVA.  Todas las cantidades referidas a dólares en este Contrato, se entienden en dólares de los Estados Unidos de América; asimismo, a todas las cantidades a ser pagadas en términos de este Contrato, se les deberá agregar el Impuesto al Valor Agregado (IVA) correspondiente o impuesto similar.

OCTAVA.                                      Lugar de Pago.  En este acto FUMAROLA y ALTIPLANO señalan como lugar de pago el domicilio señalado en la Cláusula Décima Quinta.

En este mismo sentido, FUMAROLA y ALTIPLANO autorizan a WILLIAM a depositar los pagos derivados de este documento, directamente en las siguientes cuentas:

FUMAROLA: MINERA FUMAROLA, S.A. DE C.V.

Banco: BBVA BANCOMER

TELEFONO (_55_)_52262663

CLAVE SWIFT:  BCMRMXMMPYM

No. CUENTA: 0158285373

ABA: FWO21000021

CLABE 0121 8000 1582 853734

SIXTH.    Permits from authorities. FUMAROLA hereby grants to WILLIAM authority to apply and obtain from all authorities related to the mining industry and with its corporate purpose; which includes but is not limited to, permits and contracts to access the surface land over which the LOTS are located, permits of change of use of land, environmental authorizations, permits to purchase, store and use of explosives and other permits that may be needed for the development of the mining project, and for exploitation, mining and processing activities, which permits shall always be obtained under the name of WILLIAM. WILLIAM agrees to comply in material respects with the terms of such permits and contracts, which WILLIAM may acquire.

SEVENTH.                               Currency of Payment and VAT.  All dollar amounts related to this Contract are understood in dollars of the United States of America; also, the corresponding value added tax or similar tax shall be added to all sums to be paid in terms of this Contract.

EIGHTH.                                        Location of Payment.  In this act FUMAROLA and ALTIPLANO  indicates the place of payment at the address mentioned in Clause Fifteenth.

In this regard, FUMAROLA authorizes WILLIAM to deposit payments under this document directly to the following  accounts:

FUMAROLA: MINERA FUMAROLA, S.A. DE C.V.

Banco: BBVA BANCOMER

TELEFONO (_55_)_52262663

CLAVE SWIFT:  BCMRMXMMPYM

No. CUENTA: 0158285373

ABA: FWO21000021

CLABE 0121 8000 1582 853734

Except for  payments to ALTIPLANO of the 2% Net Smelter Returns royalty pursuant to

Excepto los pagos a ALTIPLANO del 2% de regalía por Ingresos Netos de Fundición conforme al CONTRATO ORIGINAL, respecto del cual WILLIAM se subrogó conforme a la Cláusula Cuarta de este Contrato, cuyos pagos ALTIPLANO autoriza a WILLIAM a depositar directamente en la siguiente cuenta:

EXPLORACIONES DEL ALTIPLANO, S.A. DE C.V.

Banco:  BBV BANCOMER

Sucursal Colón

México, D.F.

TELEFONO (52)55 57 05 5017

CLAVE SWIFT:     BCMRMXMMPYM

No. CUENTA: 0447303467

CLABE INTERBANCARIA 012180004473034672

ABA:  FW021000021

NOVENA.                                      Otras Obligaciones.  FUMAROLA y WILLIAM se obligan a que, durante la vigencia de este Contrato, cumplirán fielmente con todas las obligaciones que les impongan la Ley Minera, su Reglamento y todas las disposiciones legales aplicables.

En virtud de que no existirá relación laboral alguna entre los trabajadores o contratistas de cada una de las partes, respecto de la otra parte, FUMAROLA y WILLIAM convienen en que cada parte asumirá toda la responsabilidad laboral, de seguridad social, fiscal y demás, respecto de sus propios trabajadores y contratistas; por lo tanto, cada parte conviene en mantener a la otra libre, a salvo y en paz de cualquier reclamación, demanda, acusación o queja que pudiese presentarse en su contra, por los trabajadores o empleados de dicha parte, por sus contratistas o por las autoridades en materia laboral o administrativa; y, en su caso, se obligan a indemnizar a la otra parte por las cantidades que hubiese tenido que erogar por ese concepto, cuando dicha parte hubiese sido obligada o condenada a pagarlas por autoridad competente.

the ORIGINAL CONTRACT to which WILLIAM is subrogated pursuant to Clause FOURTH of this Contract, which payments ALTIPLANO authorizes WILLIAM to deposit directly to the following account:

EXPLORACIONES DEL ALTIPLANO, S.A. DE C.V.

Banco:  BBV BANCOMER

Sucursal Colón

México, D.F.

TELEFONO (52)55 57 05 5017

CLAVE SWIFT:     BCMRMXMMPYM

No. CUENTA: 0447303467

CLABE INTERBANCARIA 012180004473034672

ABA:  FW021000021

NINTH.     Other Obligations.  FUMAROLA and WILLIAM obligate themselves during the life of this Contract, to comply with each and all of the obligations imposed to them by the Mining Law, its Regulations and all of the applicable legal provisions.

Given that no labor relationship exists nor shall exist between the workers or the contractors of each one of the parties in respect with the other party, FUMAROLA and WILLIAM agree that each party shall assume all labor liabilities, social security, fiscal and such other liabilities regarding their own workers and contractors; therefore, each party agrees to hold the other party harmless and safe from any claim, legal proceedings, demands, complaints or others of such nature that might be issued against them by the workers or employees of such party or by its contractors or authorities in labor or administrative matters; and, should such be the case, they bind themselves to indemnify the other party in the amounts same would have incurred for said concept, when said party had been obligated or enforced to pay them by a competent authority.

DECIMA.                                        Caso Fortuito o Fuerza Mayor.

Queda expresamente convenido que WILLIAM no será responsable por la demora o incumplimiento total o parcial, de sus obligaciones consistentes en ejecutar los trabajos de exploración o explotación en los términos de este Contrato, cuando dicha demora o incumplimiento provenga o resulte de caso fortuito o fuerza mayor, esto es, de hechos o acontecimientos de la naturaleza o del hombre que sean imprevisibles o que, aun cuando puedan preverse, no puedan evitarse por WILLIAM; lo cual desde luego no incluirá cuestiones financieras que puedan afectar la situación económica de WILLIAM.

No obstante lo anterior, WILLIAM únicamente será excusada por caso fortuito o fuerza mayor, y no será responsable por cualquier falta o demora de hacer pagos a que se refiere la Cláusula Segunda de este Contrato si como resultado de dicha caso fortuito o fuerza mayor, se hace imposible efectuar dichos pagos por cuestiones que no se relacionen con la situación financiera de WILLIAM.

De acuerdo con lo señalado en el párrafo anterior, las partes convienen que los acontecimientos que a continuación se mencionan, de manera enunciativa, mas no limitativa, serán considerados caso fortuito o fuerza mayor: siniestros, tales como incendios, explosiones, inundaciones, tormentas, terremotos, epidemias, disturbios civiles, disturbios laborales, huelgas, guerras, invasiones, oposiciones o disturbios ocasionados por comunidades rurales, ejidales, o por cualquier otro tipo de grupo o asociación constituida legalmente o no, así como oposiciones o disturbios causados por cualquier otra persona que impidan o no autoricen a WILLIAM el libre acceso a los LOTES o impidan la realización de los trabajos mineros contemplados en este Contrato, así como acciones u omisiones de cualquier autoridad gubernamental, sea federal, estatal o municipal, lo que incluye la demora o falta de obtención oportuna de

TENTH.                                               Force majeure and Acts of God.

It is expressly agreed that WILLIAM shall not be liable for the delay in or total or partial non-fulfillment of its obligations consisting in the execution of exploration or exploitation works in terms of this Contract, when such delay or non-fulfillment results from acts of God or force majeure, that is from facts or events of nature or man that are unforeseeable or that even in the case they might be foreseen, they cannot be avoided by WILLIAM; same shall not include financial matters which may affect the economic situation of WILLIAM.

Notwithstanding the above, WILLIAM shall only be excused by acts of God or force majeure from, and shall not be liable for any failure or delay in making payments referred in in Clause Second of this Contract if as a result of such act of God or force majeure it becomes impossible to make such payments for reasons other than those related to the financial condition of WILLIAM.

In accordance with that indicated in the above paragraph, the parties agree that the events mentioned below shall be considered as acts of God or force majeure without limiting to: accidents such as fire, explosions, floods, tempests, earthquakes, epidemics, civil disturbances, labor disturbances, strikes, wars, invasions, oppositions or disturbances provoked by rural communities, ejido’s communities or any other kind of association legally created or not, as well as oppositions or disturbances caused by any other person obstructing the free access of WILLIAM or its designee to the LOTS or obstructing the performance of the mining works set forth in this Contract, as well as actions or omissions of any governmental authority, whether federal, state or municipal, group or entity which include the delay or impossibility to timely obtain such permits required, including environmental permits, from any governmental authority to carry out the mining aquellos permisos -incluso ambientales- que se requieran de cualquier autoridad gubernamental, persona física o moral, agrupación o entidad, para la realización de los trabajos mineros previstos en este documento. . Caso fortuito o  fuerza mayor en ningún caso, por motivo alguno y bajo ninguna circunstancia incluye la situación financiera de WILLIAM, ni las condiciones de los mercados de minerales y metales.

En caso de que se presente algún supuesto que dé lugar al caso fortuito o a la fuerza mayor, WILLIAM deberá notificarlo a FUMAROLA dentro de un término de 30 (treinta) días naturales, contados a partir de la fecha en que WILLIAM haya tenido conocimiento del suceso; dicho aviso no será necesario en caso de que el caso fortuito o la fuerza mayor sea evidente para ambas partes.

Si el caso fortuito o la fuerza mayor se mantienen por más de 30 (treinta) días naturales, el plazo para realizar los trabajos de exploración o de explotación y, en caso de que el Caso Fortuito o la Fuerza Mayor imposibiliten efectuar los pagos a que se refiere la Cláusula Segunda de este Contrato, el plazo para efectuar los pagos a que se refiere la Cláusula Segunda de este Contrato  se extenderá por un plazo igual a la duración del caso fortuito o de la fuerza mayor.

DÉCIMA PRIMERA.                        Incumplimiento.

No obstante cualquier estipulación en contrario pactada en este documento, si alguna parte está o incurre en incumplimiento (la “Parte en Incumplimiento”), con respecto a alguna obligación establecida en este Contrato, la parte afectada por dicho incumplimiento (la “Parte Afectada”), podrá dar aviso escrito especificando en que consiste dicho incumplimiento (“Aviso de Incumplimiento”) a la Parte en Incumplimiento, a efecto de que:

(a)                                 dentro de 5 (cinco) días hábiles siguientes a la recepción del Aviso de Incumplimiento -que se refiera a la works provided in this document.  Acts of God or force majeure in no case, for any reason or under any circumstances includes the financial condition of WILLIAM, nor the market conditions of minerals and metals.

In the event some situation occurs causing the acts of God or force majeure, WILLIAM shall notify it to FUMAROLA within a term of 30 (thirty) calendar days, counted as of the date in which WILLIAM is aware of the event; the foregoing except when the act of God or force majeure is obvious for both parties.

If the act of God or the force majeure continues for more than 30 (thirty) calendar days, the term to carry out the works of exploration or exploitation and, provided that the act of God or the force majeure makes it impossible to make the payments referred to in Clause Second of this Contract, the term to make payments referred to in Clause Second of this Contract shall be extended for a term which duration is equal to the acts of God or the force majeure.

ELEVENTH.                    Non-Compliance.  Notwithstanding any provision to the contrary in this document, if any party (the “Non-complying Party”) is in a state or incurs a state of non compliance in respect with any obligation set forth in this Contract, the party affected by such non-compliance (“the Affected Party”), may give written notice (“Notice of Non-compliance) to the Non-complying Party, specifying the non-compliance in order that:

(a)                                within the 5 (five) business days following reception of the Notice of Non-compliance regarding failure to falta de pago de cualesquiera cantidades que deban ser cubiertas en los términos de este Contrato- la Parte en Incumplimiento: (i) cubra a la Parte Afectada la totalidad de dichas cantidades no pagadas; (ii) acredite que dichas cantidades ya han sido pagadas;  o, (iii) invoque el caso fortuito o la fuerza mayor que se hubiese presentado;

(b)                                 dentro de los 30 (treinta) días naturales siguientes a la recepción del Aviso de Incumplimiento -que se refiera a incumplimiento diverso de la falta de pago- la Parte en Incumplimiento subsane tal incumplimiento o falta, siempre que la misma pueda ser fácilmente subsanada durante dicho período; o,

(c)                                  en caso de que el incumplimiento sea diverso de la falta de pago, y sea de naturaleza tal que no pueda subsanarse fácilmente durante el período de 30 (treinta) días a que se refiere el inciso (b) anterior, la Parte en Incumplimiento deberá iniciar -dentro de dicho período de 30 (treinta) días siguientes a la recepción del Aviso de Incumplimiento- las acciones prudentes y necesarias tendientes a subsanar el incumplimiento y, posteriormente, seguir dichas acciones diligentemente hasta que quede completamente subsanado dicho incumplimiento en un plazo no mayor a 60 (sesenta) días naturales, contados a partir de la fecha en que la Parte en Incumplimiento reciba el Aviso de Incumplimiento.

Transcurridos los plazos señalados para cada tipo de incumplimiento, sin que la Parte en Incumplimiento subsane el mismo, dará derecho a la Parte Afectada a presentar aviso a la Parte en Incumplimiento otorgando un plazo de 30 (treinta) días naturales para tratar de resolver el incumplimiento y, una vez transcurrido dicho plazo, el cual empezará a effect payment of the amounts to be paid under the terms of this Contract, the Non-complying Party: (i) pays to the Affected Party the total amounts due; (ii) demonstrates that such amounts have been paid; or (iii) justifies valid reasons, (force majeure or act of God), by which the payments have not been made;

(b)                                within the 30  (thirty ) calendar days following the reception of the Notice of Non-compliance -for different reason to nonpayment- the Non-complying Party, remedies such non-compliance or breach which may be easily remedied within such period; or,

(c)                                 In the event that the non-compliance is for a different reason than non- payment and is of such nature that it cannot be easily remedied within the 30  (thirty ) day period referred to in paragraph (b) above, the Non-complying Party shall initiate, within such 30  (thirty ) days period, the necessary actions to remedy it, and afterwards, shall diligently follow such actions until it remedies such non-compliance, which shall not occur after a 60 (sixty) calendar days, period following the date of reception of the Notice of Non-compliance.

Once the terms referred to each cause of non- compliance have elapsed without the Non-complying Party following the corresponding steps to remedy same, then the Affected Party shall be entitled submit a notice to the Non-complying Party, granting same a 30  (thirty ) calendar day term to try to solve the non- compliance and, once such term has elapsed, contar a partir de la fecha de recepción del aviso a que se refiere este Párrafo, la Parte Afectada podrá iniciar el procedimiento para solicitar la rescisión de este Contrato.

DECIMA SEGUNDA.                       Inscripción.  WILLIAM se obliga expresamente, a inscribir en el Registro Público de Minería este Contrato y a prontamente proporcionar evidencia a FUMAROLA que se ha completado; para efectos de lo cual, FUMAROLA se obliga a colaborar ampliamente y de buena fe, con el fin de que WILLIAM obtenga la inscripción de este Contrato y de los que de ellos deriven.

Únicamente para efectos de lo establecido en el primer párrafo del artículo 78 (setenta y ocho) del Reglamento de la Ley Minera, FUMAROLA autoriza a WILLIAM a comparecer ante el Notario de su elección con el fin de que, en cualquier momento, actualice la Ratificación de la firma del representante de FUMAROLA sin necesidad de comparecencia de FUMAROLA ni de su representante.

DECIMA TERCERA.                      Gastos, Honorarios e Impuestos.  Todos los gastos, honorarios y derechos que se causen con motivo del otorgamiento de este Contrato, serán por cuenta de WILLIAM.

Lo anterior, salvo por lo que se refiere a los honorarios y gastos en que incurra  FUMAROLA por concepto de asesoría legal o de cualquier otra índole, y el Impuesto Sobre la Renta a cargo de FUMAROLA, quien se obliga a expedir los comprobantes fiscales digitales  y que deberán reunir todos los requisitos fiscales, en los términos de las disposiciones legales que resulten aplicables.

Asimismo, FUMAROLA y WILLIAM se comprometen a dar cumplimiento con todas las obligaciones que le imponen las leyes fiscales vigentes.

DECIMA CUARTA.                               Cooperación entre las Partes. FUMAROLA firmará y ejercerá todas which shall start running as from the date on which the notice referred to in this Paragraph is received, then the Affected Party shall be entitled to start the process to rescind this Contract.

TWELFTH.                          Registration.  WILLIAM binds itself to register this Contract in the Public Registry of Mining, and promptly to provide FUMAROLA with evidence that such has been completed; for this purpose, FUMAROLA binds itself to cooperate broadly and in good faith with the purpose that WILLIAM obtains the registration of this Contract, as well as the registration of those deriving from same.

Exclusively for purposes of that set forth in the first paragraph of Article 78 (seventy eight) of the Regulations to the Mining Law, FUMAROLA hereby authorizes WILLIAM to appear before a Notary of its election, in order that, at any moment, same up-dates the Ratification of the signature of the representative of FUMAROLA without the necessity of the presence of FUMAROLA or of its representative.

THIRTEENTH.    Expenses, Fees and Taxes. All expenses, fees and taxes derived from this Contract shall be assumed by WILLIAM.

That mentioned in the preceding paragraph with the exception of fees and expenses incurred by FUMAROLA for legal advice or of any other nature, and the Income Tax  of FUMAROLA, which obligates itself to issue the corresponding digital tax receipts in the amounts it receives and which shall meet all the tax requirements, in terms of the applicable legal provisions.

Likewise, FUMAROLA and WILLIAM commit themselves to comply with all of the obligations imposed upon same by the tax provisions in force.

FOURTEENTH.     Cooperation between the parties.  FUMAROLA shall sign, and las acciones legales que se requieran para apoyar a WILLIAM, a fin de: (i) obtener cualesquiera autorizaciones para que WILLIAM ejercite los derechos que aquí se le confieren; (ii) mantener a los LOTES libres de toda carga, gravamen, afectación o limitación de dominio de cualquier naturaleza; y, (iii) en general, para resolver cualquier contingencia que pudiera afectar la situación jurídica de los LOTES y que pudiera impedir, limitar u obstaculizar el ejercicio de los derechos que se otorgan por virtud de este Contrato a WILLIAM.

DECIMA QUINTA.                                  Comunicaciones. Todas las comunicaciones que se hagan las partes conforme a este Contrato serán por escrito, entregadas en sus domicilios en forma fehaciente o por medio de correo electrónico con acuse de recibido a la dirección abajo indicada en forma fehaciente y, al efecto, las partes señalan los siguientes domicilios:

FUMAROLA Y ALTIPLANO:

Minera Fumarola, S.A. de C.V.

Exploraciones del Altiplano, S.A. de C.V.

Sinaloa 106 - 302

Colonia Roma

México D.F.

C.P. 06700

Att’n:  Tawn Dewey Albinson Tel:  (55) 55 25 0445

WILLIAM

Minera William, S.A. de C.V.

Warren Michael Rehn

Senior Vice President, Exploration

Calle Río Támesis No. 2505

Colonia Magdalenas

C.P. 27010

Torreón, Coahuila

Tel: 01(871)7475750

Con  una copia a:

Warren Rehn

President and Chief Executive Officer

Golden Minerals Company

exercise all legal actions in order to support WILLIAM, so as to: (i) get any and all authorizations so WILLIAM may exercise the rights granted hereby; (ii) hold the LOTS free of any lien or encumbrance, pledge or limitation of ownership of any nature whatsoever; and, (iii) in general, resolve any such contingency that may affect the legal standing of the LOTS and that could hinder or limit the exercise of the rights hereby granted to WILLIAM under this Contract.

FIFTEENTH.                 Communications.  All communications taking place regarding this Contract shall be made in writing, delivered to the parties at their address in an authentic manner or through email which is confirmed by delivery of such communication to the address set forth below in an authentic manner and, for such purposes, the parties designate the following addresses:

FUMAROLA AND ALTIPLANO:

Minera Fumarola, S.A. de C.V.

Sinaloa 106 - 302

Colonia Roma

México D.F.

C.P. 06700

Att’n:  Tawn Dewey Albinson

Tel: +55 (55) 25 0445

WILLIAM:

Minera William, S.A. de C.V.

Warren Michael Rehn

Senior Vice President, Exploration

Calle Río Támesis No. 2505

Colonia Magdalenas

C.P. 27010

Torreón, Coahuila

Tel: 01(871)7475750

With a copy to:

Warren Rehn

President and Chief Executive Officer

350 Indiana Street

Suite 800

Golden, CO 80401

USA

Phone:  (303) 839-5060

Cualquier cambio de domicilio o de representante se comunicará por escrito, entregado en forma fehaciente. No obstante lo anterior, si cualquiera de las partes omite notificar a la otra de cualquier cambio de domicilio, se entenderá que las notificaciones efectuadas en el último domicilio señalado serán plenamente válidas y surtirán todos sus efectos.

CIMA SEXTA.           Cesión.  FUMAROLA (como “Parte No Cedente”) autoriza desde ahora y expresamente a WILLIAM (como la “Parte Cedente”), a ceder a cualquier tercero los derechos y las obligaciones que de este documento derivan a favor y a cargo de la Parte Cedente; siempre que en el documento en que conste dicha cesión de derechos y obligaciones, conste la aceptación expresa del cesionario de subrogarse en todas las obligaciones de la Parte Cedente, y, siempre que FUMAROLA sea notificada, tanto por WILLIAM como por el cesionaria  de manera fehaciente, de dicha cesión.

Las partes convienen que, en tanto este Contrato se encuentre vigente, será válido y obligatorio tanto para las partes contratantes, como para sus designatarios.

DECIMA SEPTIMA.                          Ausencia de Lesión.

Las partes, no obstante la naturaleza de este documento, declaran expresamente que en las convenciones objeto del mismo no existe lesión y, aún cuando la hubiese, renuncian expresamente al derecho de pedir la nulidad relativa de que tratan los artículos 2228 y 2239 del Código Civil Federal.

DECIMA OCTAVA.                              Leyes Aplicables y

Golden Minerals Company

350 Indiana Street

Suite 800

Golden, CO 80401

USA

Phone:  (303) 839-5060

Any change of domicile or of representative shall be notified in writing, delivered in an authentic manner. Notwithstanding the foregoing, if any of the parties does not give notice to the other party on any change of domicile, it shall be understood that those notices delivered in the last domicile registered shall be valid and shall have all legal effects.

SIXTEENTH.                Assignment.  FUMAROLA (as “Non-Assigning Party”) expressly authorizes WILLIAM (as the “Assigning Party”), as of now, to assign to any third party, the rights and obligations deriving from this document, both in favor of and against the Assigning Party, if and when the document containing the assignment of such rights and obligations, contains the acceptance of the assignee to assume all the obligations of the Assigning Party, and provided that FUMAROLA is legally unquestionable notified by WILLIAM and the assignee on such assignment.

The parties agree that, as long as this Contract is in force, it will be valid and binding both for the contracting parties and their designees.

SEVENTEENTH.                                           Absence of Injury.  Notwithstanding the nature of this document, the parties expressly declare that no injury derives from the covenants contained in this document and, even in case it might exist, they expressly waive the right to request the relative nullity referred to in articles 2228 and 2239 of the Federal Civil Code.

EIGHTEENTH.    Applicable Law and

Jurisdicción.  Este Contrato se celebra en términos del artículo 78 del Código de Comercio y es de naturaleza mercantil, por lo que, para lo que no esté expresamente aquí pactado y para la interpretación y cumplimiento del mismo se aplicarán la Ley Minera, su Reglamento y el Código de Comercio, así como, en su carácter de supletorio, el Código Civil Federal, para lo no previsto en los primeros.

Todas las desavenencias que deriven, resulten, o se relacionen con este Contrato serán resueltas definitivamente ante los Tribunales competentes de la Ciudad de México; lo anterior, salvo por lo establecido en el apartado 1.5 de la Cláusula Tercera y en la Cláusula Cuarta de este Contrato, por el cual ambas partes acuerdan que única y exclusivamente cualquier tema relacionado con la NPP y la regalía sobre Ingresos Netos de Fundición NSR será resuelto en la forma pactada en dicho apartado y cláusula..

DECIMA NOVENA.                              Encabezados. Las partes reconocen que los encabezados de las Cláusulas, apartados, puntos y secciones en que se dividen este Contrato, se han puesto únicamente para facilitar la lectura de este documento, por tanto, dichos encabezados carecen de cualquier valor interpretativo o vinculativo.

VIGESIMA.                           Este contrato se celebra en idiomas inglés y español, por lo que en caso de existir alguna discrepancia entre ambas versiones, subsistirá la versión en español; lo anterior, salvo únicamente lo relacionado con el cálculo, pago y recepción de la NPP y de la NSR, lo cual será resuelto en la forma acordada por las partes.

Leído que fue por las partes este documento, lo ratifican en todos sus términos y firman para debida constancia, WILLIAM el 13 de Noviembre del 2015, en la Ciudad de Mexico, DF; FUMAROLA el 13 de Noviembre del 2015, en la Ciudad de Mexico, DF y ALTIPLANO el 13 de Noviembre, 2015 en la Ciudad de Mexico, DF.

Jurisdiction.  This Contract is entered into under the terms of article 78 of the Commerce Code is of a mercantile nature and for what not specifically agreed to herein or detailed herein, the Mining Law, its Regulations and the Commerce Code as well as the Federal Civil Code shall be used as supplemental authority in case of anything not foreseen in the first ones.

All disputes arising from and/or in connection with this Contract shall be definitively settled before the competent courts of Mexico City; the foregoing except for that set forth in section 1.5 of Clause Third and Clause Fourth of this Contract, whereby both parties agree that only and exclusively any matter related with the NP Payment and the Net Smelter Returns NSR royalty shall be solved in the form established in such section and clause.

NINETEENTH.  Headings.  The parties acknowledge that the headings in the Clauses, sections, paragraphs in which this Contract are divided, have been stated only with the purpose of easy reading of this document, therefore, such headings have no interpretative or linking value.

TWENTIETH.           This Contract is entered into in Spanish and English, therefore in case of any discrepancy between both versions, the Spanish version shall prevail; the foregoing but with the exception of that related with the calculation, payment and reception of the NP Payment and NSR, which shall be solved in the manner agreed upon by the parties.

The parties hereto, after having read this document, ratify it in all its terms and duly execute it, WILLIAM on 13 Noviembre, 2015 in Mexico, DF; FUMAROLA on 13 November, 2015 in Mexico, DF, and ALTIPLANO on 13 November, 2015 in Mexico, DF.

FUMAROLA	WILLIAM
MINERA FUMAROLA, S.A. DE C.V.	MINERA WILLIAM, S.A. DE C.V.

/s/ Tawn Dewey Albinson	/s/ Warren M. Rehn
Tawn Dewey Albinson	Warren Michael Rehn
Apoderado	Apoderado

DE CONFORMIDAD
ALTIPLANO
EXPLORACIONES DEL ALTIPLANO, S.A. DE C.V.

/s/ Tawn Dewey Albinson
Tawn Dewey Albinson
Apoderado

EXECUTION VERSION

ANEXO I

LOTES

ANEXO 2

CONTRATO ORIGINAL

2

ANEXO 3

CALCULO DEL INGRESO NETO

3